FOR IMMEDIATE RELEASE                                  Contact: Laurence S. Levy
May 10, 2004                                                    (212) 644-3450

REGENCY AFFILIATES, INC. ACQUIRES EQUITY INTEREST IN MOBILE ENERGY SERVICES COMPANY - LONG TERM SUPPLIER OF ENERGY TO KIMBERLY-CLARK CORPORATION'S MOBILE, ALABAMA TISSUE MILL

Jensen Beach, FL - Regency Affiliates, Inc. (RAFI.OB) is pleased to announce that, on April 30, 2004, it acquired a 50% equity interest in MESC Capital, LLC, a special purpose investment vehicle which, also on April 30, 2004, acquired Mobile Energy Services Company, LLC. Mobile Energy owns an on-site energy facility that, under a new 15-year contract, supplies steam and electricity to a Kimberly-Clark Corporation tissue mill in Mobile, Alabama. DTE Mobile, LLC, Regency's equity partner in MESC Capital, is an unregulated subsidiary of a large energy company that has significant experience in owning, managing and operating electric generation and on-site energy facilities. DTE Mobile with its affiliate, will provide operations, management and maintenance services and asset management support for the Mobile Energy investment and energy facility.

Regency's investment totaled approximately $7.3 million, $3 million of which represented purchase price for the MESC Capital interest and the balance of which was contributed to MESC Capital to fund a portion of the $33.6 million purchase price for Mobile Energy. The balance of the purchase price plus working capital reserves were funded by the issuance by MESC Capital of $28.5 million of non-recourse debt, a capital contribution by Regency's equity partner in MESC Capital, and a credit of $1 million on account of existing and continuing tax-exempt indebtedness of Mobile Energy. Regency invested in MESC Capital through a newly-formed, wholly-owned subsidiary called Regency Power Corporation. Neither Regency nor its equity partner is obligated to contribute or lend any additional capital to MESC Capital.

The energy facility is located on approximately 11 acres of land within the Kimberly-Clark tissue mill in Mobile, Alabama. The facility supplies up to 61 megawatts of co-generated steam and electricity for use in the mill's operations, with a power-house fueled by a combination of coal, biomass and natural gas. Under the new 15-year agreement, Mobile Energy will be the exclusive steam supplier and a substantial electricity supplier to the Kimberly-Clark mill.

Laurence S. Levy, Regency's Chairman, President and CEO said "We are thrilled with Regency's investment in the Mobile Energy facility and to be working with Kimberly-Clark on a long-term basis. We believe this transaction is indicative of our approach to investing Regency's capital in investments where we believe we can earn attractive risk-adjusted returns for our shareholders."

Regency is a holding company with investments in a number of subsidiaries including Security Land and Development Company Limited Partnership. Security Land owns a two-story office building and connected six-story tower totaling approximately 717,000 square feet occupied by the Social Security Administration of the United States Government.

Regency has filed a Form 8-K containing additional information with respect to its investment in MESC Capital.

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CAUTIONARY STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995.
Statements in this press release may constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Securities Exchange Act of 1934, as amended. Any statements contained herein which are not statements of historical facts and that address activities, events or developments that Regency or its management expects, believes or anticipates will or may occur in the future shall be deemed to be forward-looking statements. Forward-looking statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not be anticipated. Future events, actual results of performance, financial or otherwise, could differ materially from those set forth in or contemplated by the forward-looking statements herein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Regency undertakes no obligation to release publicly any revisions to these forward-looking statements that may be made to reflect circumstances after the date hereof or to reflect the occurrence of unanticipated events. The inclusion of any statement in this press release does not constitute an admission by Regency or any other person that the events or circumstances described in such statement are material.